IES INDUSTRIES INC.                       EXHIBIT 5
                           IES Tower
                     200 First Street S.E.
                   Cedar Rapids, Iowa 52401
                       _________________
                     Stephen W. Southwick
          Vice President, General Counsel & Secretary

                       December 20, 1994

RE: IES Industries Inc. -- Registration -Statement on Form S-3 -- IES Industries Inc. Dividend Reinvestment and Stock Purchase Plan

Ladies and Gentlemen:

      I am Vice President, General Counsel & Secretary for IES Industries Inc. (the "Company"), an Iowa corporation, and have acted as such for the Company in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed on December 20, 1994, with the Securities and Exchange Commission for the purpose of registering 400,000 shares of the Company's Common Stock, no par value (the "Shares") for issuance under the IES Industries Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan") by the
Company from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended.

      In my capacity as such counsel, I have examined, or have arranged for the examination by an attorney or attorneys under my general supervision of, such pertinent records and documents and matters of law as I have deemed necessary in order to express the opinions hereinafter set forth. On the basis thereof, I am of the opinion that:

      1. IES Industries Inc. has been duly incorporated and is legally existing as a corporation under the laws of the State of Iowa; and

      2. When the Registration Statement becomes effective and the Shares have been issued and delivered as contemplated in the Registration Statement and as authorized by the Company's Board of Directors, the Shares will be validly issued, fully paid and non-assessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Opinions and Experts" in the Registration Statement.

                         Very truly yours,


                    /s/ Stephen W. Southwick
                             (Signature)
                        Stephen W. Southwick